EXHIBIT 99.1
For Immediate Release
QUALMARK CORPORATION REPORTS FOURTH QUARTER AND
FISCAL YEAR 2006 FINANCIAL RESULTS
(February 28, 2007) — Denver, Colorado — Qualmark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing), HASS (Highly Accelerated Stress Screening) and electrodynamic systems, today reported operating results for the fourth quarter and year ended December 31, 2006.
For the year (twelve months ended December 31, 2006):
Revenue—
The Company reported total revenue for the year of $16,427,000 versus total revenue of $14,845,000 from 2005. Charles Johnston, Qualmark’s President & CEO stated, “Qualmark achieved record revenue in 2006 that was well balanced across our geographies, product services, customer and new business segments. Our Electrodynamic business unit (Ling Electronics) experienced 37% revenue growth for the year. The consolidated results illustrate the value of our products and the leverage in our business model. The strength of our products was demonstrated as we expanded our business in several markets, including; the international automotive markets (specifically the key Japanese and European auto makers), consumer electronics, power supplies, aerospace, communications, wireless and flat panel displays. We continue to gain market share with new customers, especially in the consumer product manufacturing and government sectors and we expanded into 35 countries.”
Income—
The Company reported net income of $1,151,000, which included an additional $114,000 expense related to the fair value of stock options and a deferred tax benefit of $135,000, versus net income of $2,088,000, which included a deferred tax benefit of $780,000, for 2005. Throughout 2006, the Company recorded non-cash expenses related to the fair value of stock options for the first time. These changes from 2005 reflect the Company’s adoption of SFAS 123R in 2006. “Through the focused expansion in our sales, marketing and customer support infrastructure, we continue to ensure that our customers meet the critical and growing challenges they face. We believe our worldwide investments in the Electrodynamic business unit (Ling Electronics,) which experienced a 37% growth rate, will provide long term shareholder value,” concluded Mr. Johnston.
Earnings per share—
The Company reported diluted income per share for the year of $0.11, which included an additional $114,000 expense related to the fair value of stock options and a deferred tax benefit of $135,000, as compared to diluted income per share of $0.25, which included a deferred tax benefit of $780,000, for 2005. The Company does not anticipate any additional dilution at this time. However, the Company may enter into financial transactions to assist with financing additional acquisitions or provide capital for future growth, which may further impact dilution.
Balance sheet—
During 2006, the Company executed initiatives to continue to strengthen its balance sheet.
Throughout 2006, the Company has increased its cash position through close management of its working capital.
During the third quarter of 2006, the primary holder of the Company’s preferred stock elected to convert all of the outstanding preferred shares into common shares. This conversion resulted in a more transparent equity structure and eliminated the continuous preferred stock dilution, dividend cost and debt overhang. This also elevates the Company’s stockholders’ equity to a level that meets the listing requirements of a major stock exchange.
On February 20, 2007, the Company entered into a three-year; interest only, convertible subordinated debt agreement totaling $500,000. The subordinated debt agreement was used to pay down a portion of the outstanding commercial bank debt, which will allow the Company to refinance its commercial bank debt and significantly lower its monthly cash payments and increase revolving line of credit flexibility.
For the quarter (three months ended December 31, 2006):
Revenue—
The Company reported total revenue for the three months ended December 31, 2006 of $4,302,000 versus total revenue of $3,909,000 from the comparable period in 2005.
Income—
For the three months ended December 31, 2006, the Company reported net income of $451,000, which included a deferred tax benefit of $113,000, versus net income of $1,104,000, which included a deferred tax benefit of $780,000, for the comparable period in 2005.
Earnings per share—
For the three months ended December 31, 2006, the Company reported diluted income per share of $0.05, as compared to diluted income per share of $0.12 for the three months ended 2005.
A Conference call to further discuss 2006 results will be held today, February 28th at 11:00 a.m. Eastern Time. To participate via conference call dial 888-318-6430 no later than 10:50 a.m. EST. The security code to access this earnings call is QUALMARK.

	Quarter Ended		Year Ended
	December 31		December 31
	2006	2005	2006	2005

HALT/HASS segment revenue	$3,481,000	$3,354,000	$13,366,000	$12,613,000
Electro-dynamic segment revenue	821,000	555,000	3,061,000	2,232,000

Total revenue	4,302,000	3,909,000	16,427,000	14,845,000

Gross profit	1,862,000	1,819,000	6,958,000	6,701,000
Gross profit margin	43.3%	46.5%	42.4%	45.1%

Income from operations	393,000	366,000	1,379,000	1,477,000
Pretax income	308,000	327,000	1,060,000	1,337,000

Net income	*429,000	**1,104,000	*1,151,000	**2,088,000

*Includes $135,000 for a deferred tax benefit
**Includes $780,000 for a deferred tax benefit

Earnings Per Share:

Basic:
Net income	429,000	1,104,000	1,151,000	2,088,000
Preferred stock dividends	—	(59,000)	(156,000)	(230,000)
Accretion of redeemable preferred stock	—	(37,000)	(183,000)	(264,000)

Net income available to common shareholders	429,000	1,008,000	812,000	1,594,000

Basic earnings per share	$0.05	$0.23	$0.14	$0.37

Basic weighted average shares outstanding	8,776,000	4,417,000	5,981,000	4,266,000

Diluted:
Net income	429,000	1,104,000	1,151,000	2,088,000
Interest expense from convertible debt	14,000	20,000	75,000	80,000

Net income available to common shareholders — Diluted	443,000	1,124,000	1,226,000	2,168,000

Diluted earnings per share	$0.05	$0.12	$0.11	$0.25

Diluted weighted average shares outstanding	9,427,000	9,178,000	10,758,000	8,851,000

Qualmark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems (HALT and HASS) providing the world’s largest corporations with solutions that improve product reliability and allow them to get to market faster. The Company has installed more than 600 of its proprietary testing systems in 35 countries. The Company operates and partners with ten testing facilities worldwide.
The Company also offers electrodynamic vibration solutions through its subsidiary, Ling Electronics.
Ling Electronics, headquartered in West Haven, Connecticut is the leader in supplying electrodynamic systems, components, and service to the worldwide vibration test equipment market.
The statements included in this press release concerning predictions of economic performance and management’s plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company’s Securities and Exchange Commission filings; downturns in the Company’s primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company’s operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.
Contact:
Qualmark Corporation
Charles Johnston, President and CEO
Anthony Scalese, CFO
303-254-8800
Internet: www.qualmark.com
Investor Relations
Andrew Barwicki, 516-662-9461
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